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FOR IMMEDIATE RELEASE                                      FOR MORE INFORMATION:

                                                           Christine Foster
                                                           Three PR
                                                           404.266.0899
                                                           cfoster@3atlanta.com

                SIMMONS IMPLEMENTS SALES EFFECTIVENESS STRATEGY;
                  REALIGNS SALES FORCE TO BETTER SERVE DEALERS

(ATLANTA -- DECEMBER 12, 2005) -- Simmons Bedding Company, a leading mattress manufacturer, announced today that it has taken steps to realign its sales organization in a move to deliver significantly higher service levels to its dealers.

Today's announcement is the direct result of a comprehensive effort by Simmons to better understand the needs of its dealer organization and improve its sales strategies. The process included interviews and focus groups with many of its dealers and sales representatives nationwide. The application of these learnings is the framework for Simmons' new Sales Effectiveness Strategy, which will serve as the foundation for stronger relationships between the Simmons sales organization and its dealers.

"The bottom line is we listened to our dealers and the message we heard was the need for Simmons to change its model," said Simmons' Executive Vice President of Sales, Steve Fendrich. "We embraced that feedback and have created an organization that we believe will allow our sales force to provide the highest level of support to our dealers," he added.

NEW STRUCTURE

The newly appointed Senior Vice President of Sales, Gary Pleasant, now reports to Mr. Fendrich and has overall responsibility for the sales force in the field. Mr. Pleasant is a 30 year industry veteran and was previously managing Simmons' west coast sales operations. Mr. Pleasant has eight vice presidents reporting to him. Reporting to each of his vice presidents are:

         - Strategic Account Managers, who are responsible for managing the strategic needs of their respective dealers;

         - Retail Sales Managers, who are responsible for management of in-store execution of product plans and sales training; and

         - Retail Account Managers, who are responsible for the day-to-day contact and training of retail sales associates.

A sales support team has been created to help the sales force provide the highest level of support to its dealers. This support team is led by Lance McElreath, Vice President of Sales Operations. In his new role, Mr. McElreath is responsible for sales financial analysis, field communication and ensuring that Simmons' selling and marketing efforts are effectively coordinated. Simmons also now has a centralized dealer services team that is responsible for the selling and servicing activities for its smaller dealers. It has been charged with increasing the level of support and communications to these dealers.


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LOOKING TOWARD THE FUTURE
Simmons Chairman and Chief Executive Officer Charlie Eitel commented, "We expect that 2006 will be the year for fundamental change in the way Simmons conducts business with its dealers. I am optimistic that the company's new sales model will be a key component for improving communication with our dealers and in improving their sales and profitability."

ABOUT SIMMONS BEDDING COMPANY

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). Its Simmons Kids(TM) division specializes in providing bedding products specifically designed for babies and children. The Company operates 17 conventional bedding manufacturing facilities and three children's bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

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 "SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements;
     (iii) the success of new products, including HealthSmartTM, our new Beautyrest(R) premium priced products, our new Deep Sleep(R) products, and the Beautyrest(R) Caresse(R) products; (iv) our relationships with our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our ability to increase prices on our products and the effect of these price increases on our unit sales; (viii) our labor relations; (ix) departure of key personnel; (x) encroachments on our intellectual property; (xi) product liability claims; (xii) our level of indebtedness; (xiii) interest rate risks; (xiv) compliance with covenants in our debt agreements; (xv) future acquisitions; (xvi) an increase in return rates and warranty claims; (xvii) our ability to achieve the expected benefits from the sales reorganization; and (xiii) other risks and factors identified from time to time in the Company's reports filed with the Securities and Exchange Commission ("SEC"). We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.